INDEPENDENT AUDITORS' REPORT



The Board of Directors
First State Financial Services, Inc:


We have audited the accompanying consolidated balance sheet of First State Financial Services, Inc. and subsidiaries as of September 30, 1996, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for each of the years in the two-year period ended September 30, 1996. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of First State Financial Services, Inc. and subsidiaries at September 30. 1996 and the results of their operations, and their cash flows for each of the years in the two-year period ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                  /s/ KPMG Peat Marwick LLP

Short Hills, New Jersey
November 26, 1996